UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 6, 2007

GSE SYSTEMS, INC.
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(Exact name of registrant as specified in its charter)

Delaware   0-26494   52-1868008
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        (State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
        of incorporation)         Identification No.)

7133 Rutherford Rd., Suite 200, Baltimore, MD 21244
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(Address of principal executive office and zip code)

(410) 277-3740
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Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation or the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4 (c))

Form 8-K

Item 1.01 Entry into a Material Definitive Agreement
    For the three years ended December 31, 2006, no member of the Board of Directors (“the Board”) of GSE Systems, Inc. (“the Company”) received any compensation for their participation on the Board except for the three members of the Audit Committee.

On February 6, 2007, the Company’s Board approved the following compensation plan for the Directors, in accordance with the provisions of Article III, Section 13 of the Company’s Bylaws:

Annual Retainer: An annual retainer of $12,000 will be paid to all Directors who do not chair a committee and are classified as “Independent Directors” based upon the SEC and AMEX criteria for Independent Directors. The Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Board will each be paid an annual retainer of $25,000 per year.

Board and Committee Meeting Attendance Fees: All Independent Directors will be paid $1,500 for each Board meeting attended. Members of the Audit Committee will receive $500 for each Audit Committee meeting attended.

Stock Options: On an annual basis, each Independent Director will be awarded non-qualified GSE stock options (“Non-Qualified Options”) to purchase 10,000 shares of the Company’s common stock, pursuant to the Company’s 1995 Long-Term Incentive Plan (as amended). For the 2007 calendar year, the Board approved the grant of Non-qualified Options to purchase 10,000 shares of the Company’s common stock as of February 6, 2007 to each Independent Director at an exercise price of $8.21 per share. The options will vest equally over a three year period and will expire after seven years if not exercised.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2007, the Compensation Committee of the Board approved cash individual performance bonuses (“Performance Bonuses”) for the calendar year ending December 31, 2006 for certain officers of the Corporation. The Board of Directors ratified the approval of the Compensation Committee on February 6, 2007.

The Compensation Committee assessed the competitiveness of the current and proposed compensation levels of the named executive officers of the Company and, as part of this process, analyzed the compensation of the named executive officers in light of information regarding the compensation practices of similar publicly traded companies and published survey data, among other factors.

In total, 2006 Performance Bonuses for officers totaled $270,000 for the twelve months ended December 31, 2006. There were no Performance Bonuses awarded to officers in the prior year. The 2006 bonus payments for John V. Moran, Chief Executive Officer, Harold D. Paris, Senior Vice President, Michael D. Feldman, Executive Vice President, Chin-Our “Jerry” Jen, President and Chief Operating Officer, Gill R. Grady, Senior Vice President, and Jeffery G. Hough, Chief Financial Officer and Senior Vice President are $110,000, $50,000, $50,000, $20,000, $20,000, and $20,000, respectively.

More detailed information about the Company’s compensation practices will be provided in its 2007 Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date: February 8, 2007               /s/ Jeffery G. Hough
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Jeffery G. Hough
Senior Vice President and Chief Financial Officer